Exhibit 10.3
Omnibus Code Section 409A Compliance Policy
GIBRALTAR INDUSTRIES, INC. and its Affiliates (the “Company”) hereby adopts this Code Section 409A Compliance Policy (“Policy”) to be effective January 1, 2009.
WHEREAS the Company has adopted and will in the future adopt various compensation agreements, policies and plans (“Arrangements”) that are or may constitute “nonqualified deferred compensation plans” within the meaning of Internal Revenue Code (“Code”) Section 409A and the Treasury Regulations promulgated thereunder, and
WHEREAS Code Section 409A and the Treasury Regulations promulgated thereunder require that all Arrangements that constitute “nonqualified deferred compensation plans” within the meaning of Code Section 409A be in writing and compliant with Code Section 409A and the Regulations no later than December 31, 2008, and
WHEREAS the Company intends for this Policy to supplement the terms of each of its Arrangements, whether or not the Arrangement is otherwise in written form,
NOW, THEREFORE, in accordance with its authority to amend each Arrangement and/or its authority to impose unilaterally rules governing how it will administer each Arrangement, the Company hereby declares that each Arrangement in existence on December 31, 2008 shall be deemed amended effective December 31, 2008, and each Arrangement not in existence on December 31, 2008 shall be deemed amended when such Arrangement comes into existence (provided, however, that this Policy shall not amend any Grandfathered Arrangement) as follows:
1. Definitions.
     1.1. “Affiliate” means any entity that, with Gibraltar Industries, Inc., forms part of a controlled group of corporations or group of trades or businesses under common control within the meaning of Code Section 414(b) or (c). Accordingly, an Affiliate may be any corporation or other entity that is 80 percent or more owned directly or indirectly by Gibraltar Industries, Inc.
     1.2. “Arrangement” means any plan, agreement, policy or other arrangement that provides for the payment of Compensation. Without limiting the generality of the foregoing, an Arrangement may include a generally applicable Compensation plan or policy, an individual employment agreement, a change in control agreement or an equity compensation plan.
     1.3. “Code” means the Internal Revenue Code of 1986 as amended.
     1.4. “Company” means Gibraltar Industries, Inc. and its Affiliates.

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

     1.5. “Compensation” means “compensation” within the meaning of Code Section 61(a)(1) payable to an Employee who is a United States (“US”) citizen or US resident alien subject to US income tax with respect to the Compensation.
     1.6. “Deferred Compensation” means Compensation that is payable at a time and in a manner that constitutes a “deferral of compensation” within the meaning of Regulation §1.409A-1(b)(1) or another section of the Regulations
     1.7. “Employee” means an employee or former employee of the Company.
     1.8. “Grandfathered Arrangement” means an Arrangement to the extent that the Arrangement provides for payment of Deferred Compensation that is not subject to Code Section 409A because the Deferred Compensation payable thereunder was accrued and vested before January 1, 2005 and the terms of the Arrangement regarding the payment of such Deferred Compensation have not been altered by a “material modification” within the meaning of Regulation §1.409A-6(a)(4). For the purpose of the preceding sentence, in determining whether a material modification has altered the terms of an Arrangement, this Policy shall be ignored.
     1.9. “Regulation” or “Regulations” means the final Treasury Regulations promulgated under Code Section 409A as amended.
     1.10. “Separation from Service” has the meaning provided at Regulation §1.409A-1(h). Without limiting the generality of the previous sentence, “Separation from Service” includes the termination of the Employee’s employment with any and all entities that comprise the Company.
     1.11. “Specified Employee” means an Employee who is a “specified employee” within the meaning of Code Section 409A(2)(B)(i) and Regulation § 1.409A-1(i) as determined by the Company in a uniform manner for all nonqualified deferred compensation plans maintained by the Company under written rules adopted by the Company for the identification of Specified Employees as may be in effect and compliant with Regulation § 1.409A-1(i) on the date of the Employee’s Separation from Service. If there are no written rules adopted by the Company for the identification of Specified Employees in effect and compliant with Regulation § 1.409A-1(i) on the date of the Employee’s Separation from Service, then the default rules of Regulation § 1.409A-1(i) shall apply.
     1.12. “Substantial Risk of Forfeiture” has the meaning provided at Regulation §1.409A-1(d). Without limiting the generality of the previous sentence, Compensation is subject to a Substantial Risk of Forfeiture if entitlement to the amount is conditioned on the performance of substantial future services by any person or the occurrence of a condition related to the purpose of the Compensation, and the possibility of forfeiture is substantial.

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

2. Application of Short-term Deferral Rule. In the case of an Arrangement that does not otherwise provide in its governing document when Compensation will be paid, such Compensation shall be paid as soon as practicable following the lapse of any Substantial Risk of Forfeiture with respect to such Compensation, within the meaning of Regulation §1.409A-1(b)(4)(i)(C), and in all events shall be paid on or before the last day of the “applicable 2-1/2 month period”, within the meaning of Regulation §1.409A-1(b)(4)(i). Without limiting the generality of the foregoing, any bonus or other incentive pay that is payable in a calendar year following the calendar year in which it is earned shall be paid on or before the last day of the “applicable 2-1/2 month period”, within the meaning of Regulation §1.409A-1(b)(4)(i), unless the Arrangement provides for payment at another time.
3. Application of 6-Month Delay Rule. In the case of an Arrangement that provides for payment of Deferred Compensation to a Specified Employee, which payment is triggered by the Specified Employee’s Separation from Service, unless the payment is a separate “payment” within the meaning of Regulation §1.409A-2(b)(2) that is intended to be paid within the short-term deferral period following the lapse of a Substantial Risk of Forfeiture as provided under Regulation §1.409A-1(b)(4), or the payment is intended to constitute separation pay due to involuntary separation from service within the meaning of Regulation §1.409A-1(b)(9)(iii), payment of the Deferred Compensation shall not occur sooner than the day following the date that is the 6-month anniversary of the date of the Specified Employee’s Separation from Service (“Delayed Payment Date”).
Unless the Arrangement provides otherwise, payment of the Deferred Compensation shall occur (in the case of a single payment) or commence (in the case of multiple payments) on or before the 90th day following the Delayed Payment Date. If the Arrangement provides for installment or annuity payments commencing prior to the Delayed Payment Date, all installments or annuity payments that would have been paid before the Delayed Payment Date but for this 6-month delay rule, shall be paid on or before the 90th day following the Delayed Payment Date.
Unless otherwise specified by an Arrangement, no interest or other earnings shall be paid in connection with the delay in payment of Deferred Compensation between the Specified Employee’s Separation from Service and the Delayed Payment Date.
For purposes of this Section 3, a payment is clearly intended to constitute separation pay due to involuntary separation from service within the meaning of Regulation §1.409A-1(b)(9)(iii) if the payment will be made solely in the event of an involuntary separation from service and the amount paid before the Delayed Payment Date does not exceed the limiting amount described in Regulation §1.409A-1(b)(9)(iii)(A) and such amount must be paid no later than the last day of the second calendar year following the calendar year in which the Separation from Service occurs.
4. Default Payment Trigger. In the case of an Arrangement that provides for the payment of Deferred Compensation, that has previously become nonforfeitable, upon

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

the occurrence of an event that is not a permissible payment event under Code Section 409A(a)(2)(A) (“impermissible payment event”), the section in the Arrangement providing for payment upon the occurrence of an impermissible payment event shall be deemed void and inoperative. If the Arrangement provides for payment, in the alternative, at a later time upon the occurrence of an event that is a permissible payment event under Code Section 409A(a)(2)(A) (“permissible payment event”), the section in the Arrangement providing for alternative payment at the latter time shall control the payment. If the Arrangement does not provide for payment, in the alternative, at a later time upon the occurrence of an event that is a permissible payment event, the Arrangement shall be deemed amended by this Policy to provide for payment at the earliest of the following times: (1) the day following the 6-month anniversary of the Employee’s Separation from Service, (2) the day following the Employee’s death, or (3) the day on which occurs a change in ownership or effective control of the Employee’s employer, or in the ownership of a substantial portion of the assets of the Employee’s employer within the meaning of Code Section 409A(a)(2)(A)(v) and the Regulations.
5. Payment Period Overlapping Two Taxable Years. In the case of an Arrangement that provides for payment of Deferred Compensation during a period of two or more days that overlaps two taxable years of the Employee or other payee, the Employee or other payee to whom the amount is payable shall have no right to determine the taxable year in which payment occurs.
6. No Acceleration of Payments. Any existing provision or subsequent amendment of an Arrangement that has the effect of accelerating the payment of Deferred Compensation shall be null and void unless the acceleration is permitted under Regulation §1.409A-3(j) or another Regulation, or the provision or amendment states that the acceleration is intended notwithstanding the violation of Code Section 409A(a)(3).
7. Application of the Toggle Rule under Regulation §1.409A-3(c). Except as otherwise provided in the Regulations, each deferral of compensation provision of an Arrangement that constitutes a separate “plan” under Regulation §1.409A-1(c)(2) (including any other deferral of compensation provision under the first Arrangement and/or any other Arrangement that must be aggregated with the such provision under the first Arrangement as a single “plan” under Regulation §1.409A-1(c)(2)) may designate only one time and form of payment upon the occurrence of each payment event within the meaning of Regulation §1.409A-3(a)(1), (2), (3), (5) and (6). In the event that any such provision in violation of the Regulations designates more than one time and form of payment upon the occurrence of a payment event, the provision shall be deemed to designate as the time and form of payment for any occurrence of such payment event, the time and form of payment in effect under the provision for the earliest possible occurrence of the payment event, and with the fewest payment triggers, notwithstanding any contrary language in the first or any other Arrangement. This Section 7 is intended

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

to comply with Regulation §1.409A-3(c) while preserving to the extent practicable the terms of the first and any other Arrangement and shall be so construed.
8. Reimbursement of Expenses Incurred During Employment. The Company shall not reimburse any expense incurred during employment by an Employee, which reimbursement is includable in the Employee’s gross income, unless such reimbursement is made pursuant to an Arrangement that provides an objectively determinable nondiscretionary definition of the expense eligible for reimbursement. In addition, any such Arrangement shall be deemed to provide that: (1) the amount of expense eligible for reimbursement with respect to any calendar year shall not effect the amount of such expense eligible for reimbursement in any other calendar year unless otherwise permitted under the Regulations, (2) the reimbursement shall occur no later than the last day of the calendar year following the calendar year in which the expense was incurred, and (3) the Employee’s eligibility for reimbursement of the expense may not be exchanged for another benefit.
9. Reimbursement of Expenses Incurred After Employment. The Company shall not reimburse any expense incurred after employment by an Employee, which reimbursement is includable in the Employee’s gross income, unless such reimbursement is made pursuant to an Arrangement that provides: (1) an objectively determinable nondiscretionary definition of the expense eligible for reimbursement, and (2) only for reimbursement of expenses incurred during an objectively and specifically prescribed period (which may be the lifetime of the former Employee). In addition, any such Arrangement shall be deemed to provide that: (1) the amount of expense eligible for reimbursement with respect to any calendar year shall not effect the amount of such expense eligible for reimbursement in any other calendar year unless otherwise permitted under the Regulations, (2) the reimbursement shall occur no later than the last day of the calendar year following the calendar year in which the expense was incurred, and (3) the Employee’s eligibility for reimbursement of the expense may not be liquidated or exchanged for another benefit.
10. Provision of in-kind Benefits After Employment. The Company shall not provide any in-kind benefit to an Employee after the individual has ceased to be employed by the Company unless the in-kind benefit is provided pursuant to an Arrangement that provides: (1) an objectively determinable nondiscretionary definition of the in-kind benefit to be provided, and (2) only for the provision of the in-kind benefit during an objectively and specifically prescribed period (which may be the lifetime of the Employee). In addition, any such Arrangement shall be deemed to provide that: (1) the amount of the in-kind benefit provided in any calendar year shall not effect the amount of such in-kind benefit provided in any other calendar year unless otherwise permitted under the Regulations, and (2) the Employee’s eligibility for the in-kind benefit may not be liquidated or exchanged for another benefit. This Section 10 is limited to in-kind benefits that are includable in the Employee’s gross income.

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

11. Tax Gross-up Payments. Any Arrangement that provides for tax gross-up payments to be paid to or on behalf of an Employee shall be deemed to provide that payment will be made by the end of the Employee’s taxable year next following the Employee’s taxable year in which the Employee remits the related taxes. For purposes of this Section 11, the term “tax gross-up payment” refers to a payment to reimburse the Employee in an amount equal to all or a designated portion of the Federal, state, local, or foreign taxes imposed upon the Employee as a result of Compensation paid or made available to the Employee by the Company, including the amount of additional taxes imposed upon the Employee due to the Company’s payment of the initial taxes on such Compensation. In addition, any Arrangement that provides a right to the reimbursement of expenses incurred due to a tax audit or litigation addressing the existence or amount of a tax liability, whether Federal, state, local, or foreign, shall be deemed to provide that payment of the reimbursement will be made by the end of the Employee’s taxable year following the Employee’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the Employee’s taxable year following the Employee’s taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.
12. Deferral of Compensation Paid for Final Payroll Period. Unless an Arrangement provides otherwise, Compensation payable after the last day of the Employee’s taxable year solely for services performed during the final payroll period described in Code Section 3401(b) containing the last day of the Employee’s taxable year, where such amount is payable pursuant to the timing arrangement under which the Company normally compensates Employees for services performed during a payroll period described in Code Section 3401(b), is treated as compensation for services performed in the subsequent taxable year in which the payment is made. Any amendment of an Arrangement to add a provision providing for a differing treatment of such compensation may not be effective for 12 months from the date the amendment is executed and enacted.
13. Disputed payments and refusals to pay. If the Company fails to make a payment of Deferred Compensation in whole or in part as of the date specified under an Arrangement, either intentionally or unintentionally, other than with the express or implied consent of the Employee, the payment will be treated as made upon the date specified under the Arrangement if the Employee accepts the portion (if any) of the payment that the Company is willing to make (unless such acceptance will result in a relinquishment of the claim to all or part of the remaining amount), makes prompt and reasonable, good faith efforts to collect the remaining portion of the payment, and any further payment (including payment of a lesser amount that satisfies the obligation to make the payment) is made no later than the end of the first taxable year of the Employee in which the Company and the Employee enter into a legally binding settlement of such dispute, the Company concedes that the amount is payable, or the Company is required to make such payment pursuant to a final and nonappealable judgment or other binding decision. For purposes of this Section, efforts to collect the

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

payment will be presumed not to be prompt, reasonable, good faith efforts, unless the Employee provides notice to the Company within 90 days of the latest date upon which the payment could have been timely made in accordance with the terms of the Arrangement and the Regulations, and unless, if not paid, the Employee takes further enforcement measures within 180 days after such latest date. This Section 12 does not apply indemnification payments which are not subject to Code Section 409A.
14. Amendment of Change in Control Agreements. Any Arrangement between the Company and a single Employee that provides for the payment of Compensation upon the occurrence of a “Change in Control” (a “CIC Agreement”) shall, in addition to the amendments and modifications provided for by the preceding provisions of this Agreement, be amended as follows:
     14.1. Definition of “Change in Control”. The term “Change in Control” as used in the CIC Agreement shall mean only the following events: (a) a change in ownership or effective control of the Employee’s employer, or in the ownership of a substantial portion of the assets of the Employee’s employer within the meaning of Code Section 409A(a)(2)(A)(v) and the Regulations (a “Section 409A Change in Control”), or (b) the Employee’s involuntary termination without “Cause” or resignation for “Good Reason” during the period beginning on the date a “Merger Sale Agreement” is executed and ending on the date the “Merger Sale” is consummated or the Merger Sale Agreement is terminated (a “Non-Section 409A Change in Control”). Notwithstanding the preceding sentence, a “Change in Control” shall be deemed not to have occurred if the putative “Change in Control” constitutes a consolidation, merger or other reorganization that is effected pursuant to the terms of a Merger Sale Agreement that provides that the consolidation, merger or other reorganization contemplated by the Merger Sale Agreement will not constitute a “Change in Control” for purposes of the CIC Agreement. For the purposes of this Section 14.1, the terms “Cause”, “Merger Sale” and “Merger Sale Agreement” shall have the meanings provided in the CIC Agreement.
     14.2. Definition of “Good Reason”. The term “Good Reason” as used in the CIC Agreement shall be modified to provide that before the occurrence of one of the events listed in the CIC Agreement as providing the Employee “Good Reason” to terminate his employment (hereinafter a “Good Reason Event”) will be deemed to be a termination for “Good Reason”, the Employee must, within ninety (90) days following the occurrence of a Good Reason Event, provide notice to the Company (or the person, firm, corporation, limited liability company or other entity which, as a result of a Change in Control, has succeeded, directly or indirectly, to substantially all the assets, rights, properties, liabilities and obligations of the Company (such person, firm, corporation, limited liability company or other entity being hereinafter a “Successor”)) that the Good Reason Event has occurred and the Company (or the Successor) must not, within the thirty (30) day period following the date on which the Employee provides the Company (or the Successor) notice of the occurrence of a Good Reason Event, remedy the condition which resulted in the occurrence of the Good Reason Event.

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

     14.3. Cash-out of Stock Options. If an Employee has a CIC Agreement with the Company which provides that the Employee has the right to elect to accept an award of options to purchase common stock or other equity interests in a Successor in lieu of payment of an amount (hereinafter the “Option Cashout Amount”) equal to the Highest Sale Price (as defined in the CIC Agreement), determined as of the date the Change in Control occurs, multiplied by the total number of shares of common stock of the Company which the Employee could acquire by exercising all of the options to acquire common stock of the Company which, as of the date the Change in Control occurs, were issued to the Employee, outstanding and unexercised, minus the Aggregate Exercise Price (as defined in the CIC Agreement), notwithstanding the contrary provisions of the CIC Agreement, the Employee shall not have the right to elect to accept options to purchase stock or other equity interests in any such Successor in lieu of receiving payment of the Option Cashout Amount and the Employee shall receive a lump sum cash settlement equal to the Option Cashout Amount no later than thirty (30) days following the occurrence of a Change in Control.
     14.4. Non-Section 409A Change in Control. No Compensation shall be paid to a Specified Employee on account of a Non-Section 409A Change in Control before the day following the 6-month anniversary of the Employee’s Separation from Service.
     14.5. Deferred Compensation Arrangements. Any provision in the CIC Agreement that purports to modify the terms of any other Arrangement that provides for payment of Deferred Compensation so as to make such Deferred Compensation payable upon the occurrence of a Change in Control (other than the provisions of the CIC Agreement, if any, which provide that the Employee will be entitled to issuance of shares of common stock of the Company which would have been issued to the Employee under any long term equity based compensation plan if the Change in Control had not occurred and the Employee had met all applicable performance standards) shall be void and inoperative unless such other Arrangement specifically provides that it is governed by the CIC Agreement. For the avoidance of doubt, any provisions of the CIC Agreement which provide that the Employee will be entitled to issuance of shares of common stock of the Company which would have been issued to the Employee under any long term equity based compensation plan if the Change in Control had not occurred and the Employee had met all applicable performance standards shall continue in full force and effect.
15. Compliance with Section 409A.  This Policy is intended avoid the triggering additional taxes and penalties under Section 409A of the Code, whether by reason of the form or the operation of any Arrangement. The Policy shall at all times be interpreted, construed, and administered with respect to Arrangements so as to avoid insofar as possible the imposition of excise taxes and other penalties under Section 409A of the Code. This Policy is adopted with the intent to achieve compliance with Code Section 409A and the Regulations and shall be construed accordingly. Any provision in this Policy that is found to conflict with the Regulations shall be deemed inoperative

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

     IN WITNESS WHEREOF, this Policy has been executed by a duly authorized officer of Gibraltar Industries, Inc. on the date indicated below the signature.

Gibraltar Industries, Inc.

By:	/s/ Paul M. Murray

Title:	SVP HR & ORG. DEV.

Date:	12-30-08

Gibraltar Industries, Inc.
Omnibus Code Section 409A Compliance Policy

The undersigned employee of Gibraltar Industries, Inc. or its Affiliate (the “Company”) agrees that the foregoing Omnibus Code Section 409A Compliance Policy shall be applicable to any agreements between the Company and the undersigned concerning the payment of deferred compensation by the Company to the Undersigned.1

Employee

Signature

Print Name

Date

[1]	A separate page 7 should be executed for each affected employee.